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                                                                       EXHIBIT 4

         FIFTH AMENDMENT, dated as of September 23, 1998 (this "Amendment"), to the CREDIT AGREEMENT, dated as of November 30, 1993 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Remington Arms Company, Inc. (f/k/a RACI Acquisition Corporation), a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), The Chase Manhattan Bank ("Chase"), and UBS AG, New York Branch, as co-agents, and Chase, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").

                                   WITNESSETH:

         WHEREAS, the Borrower has requested the Lenders to amend the Credit Agreement in certain respects;

         WHEREAS, the Lenders have agreed to amend the Credit Agreement to the extent and upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

         1.1 Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall be used herein as defined therein.

SECTION 2. AMENDMENT OF CREDIT AGREEMENT

         2.1 Amendment of Section 8.8(a) of the Credit Agreement. Section 8.8(a) of the Credit Agreement is hereby amended by deleting such Section and substituting therefor the following:

                  "Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make any optional payment or prepayment on or redemption, repurchase or defeasance of any Subordinated Notes, except that so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may optionally pay, prepay, redeem or repurchase Subordinated Notes for consideration not exceeding in the aggregate $25,000,000;"

         2.2 Amendment of Section 8.10 of the Credit Agreement. (a) Section 8.10 of the Credit Agreement is hereby amended by deleting the "and" at the end of
Section 8.10(k), replacing the period at the end of section 8.10(l) with "; and" and adding the following Section 8.10(m):

         "(m) Investments in Subordinated Notes permitted by Section 8.8(a)."


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SECTION 3. MISCELLANEOUS

         3.1 Limited Effect. Except as expressly amended hereby, the Credit Agreement is, and shall remain, in full force and effect in accordance with its terms.

         3.2 Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of a counterpart hereof duly executed by the Borrower and the Required Lenders.

         3.3 Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         3.4 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      REMINGTON ARMS COMPANY, INC. (f/k/a
                                         RACI Acquisition Corporation)

                                      By: /s/ Fritz Baumgartner
                                          ----------------------------------
                                          Title: Treasurer

                                      The Administrative Agent and a Lender:

                                      THE CHASE MANHATTAN BANK

                                      By: /s/ William J. Caggiano
                                          ----------------------------------
                                          Title: Managing Director

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                                    The Lenders


                                    THE BANK OF NEW YORK

                                    By: /s/ Ann Marie Hughes
                                        ----------------------------------
                                        Title: Vice President



                                    BANK OF SCOTLAND

                                    By:
                                        ----------------------------------
                                        Title:



                                    BANK OF NEW AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION

                                    By: /s/ F. A. Zagar
                                        ----------------------------------
                                        Title: Vice President



                                    BANKERS TRUST COMPANY

                                    By:
                                        ----------------------------------
                                        Title:



                                    BANK OF BOSTON

                                    By: /s/ Hope Kelley
                                        ----------------------------------
                                        Title: Vice President



                                    THE CHASE MANHATTAN BANK

                                    By:
                                        ----------------------------------
                                        Title:

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                                    THE CIT GROUP/BUSINESS CREDIT, INC.

                                    By: /s/ Robert Smith
                                        ----------------------------------
                                        Title: Senior Vice President



                                    COMERICA BANK-DETROIT

                                    By: /s/ Dan Roman
                                        ----------------------------------
                                        Title: Vice President



                                    FIRST UNION NATIONAL BANK

                                    By: /s/ F.W. Price
                                        ----------------------------------
                                        Title: Senior Vice President



                                    ERSTE BANK

                                    By: /s/ Anca Trifan
                                        ----------------------------------
                                        Title: Vice President


                                    By: /s/ John S. Runnion
                                        ----------------------------------
                                        Title: First Vice President


                                    MARINE MIDLAND BANK, N.A.

                                    By: /s/ Christopher F. French
                                        ----------------------------------
                                        Title: Authorized Signatory



                                    NATEXIS BANQUE BFCE

                                    By:
                                        ----------------------------------
                                        Title:


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                                    NATIONAL CITY BANK

                                    By: /s/ Robert C. Rowe
                                        ----------------------------------
                                        Title: Vice President



                                    NATIONSBANK, N.A.

                                    By:
                                        ----------------------------------
                                        Title:




                                    PNC BANK, N.A.

                                    By: /s/ Rose M. Crump
                                        ----------------------------------
                                        Title: Vice President



                                    SOCIETE GENERALE

                                    By: /s/ John J. Wagner
                                        ----------------------------------
                                        Title: Vice President




                                    UNION BANK OF SWITZERLAND (UBS)

                                    By: /s/ Renata Jacobson
                                        ----------------------------------
                                        Title: Director